10390 Pacific Center Court, San Diego, CA 92121-4340 858•646•1100, FAX: 858•646•1150 www.vical.com	News Release

FOR IMMEDIATE RELEASE
August 7, 2007

Contacts:	Alan R. Engbring	Jill M. Church
	Executive Director, Investor Relations	Vice President and
	(858) 646-1127	Chief Financial Officer
Website: www.vical.com

Vical Reports Second Quarter 2007 Financial Results, Allowance of Pandemic Influenza IND
And Other Advances in Product Development Programs

SAN DIEGO—August 7, 2007—Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter ended June 30, 2007. Revenues for the second quarter of 2007 were $3.1 million, compared with revenues of $7.3 million for the second quarter of 2006. The net loss for the second quarter of 2007 was $8.2 million, or $0.21 per share, compared with a net loss of $3.2 million, or $0.11 per share, for the second quarter of 2006. The increase in net loss reflected a proactive reduction of contract manufacturing activity and higher spending for advancement of the company’s independent development programs.

Based on anticipated activities for the remainder of 2007, including acceleration of the company’s pandemic influenza vaccine program, the company is revising its projection to a full-year net loss of between $32 million and $37 million and a net cash burn for the full year, excluding equity investments, of $27 million to $32 million. Vical had cash and investments of $82 million at June 30, 2007.

Pandemic Influenza IND Allowed

•
Vical has received notification of Investigational New Drug (IND) allowance for its Phase 1 trial of the company’s Vaxfectin™-formulated pandemic influenza DNA vaccine, and now expects to initiate the trial earlier than originally planned during the second half of 2007.

Other Advances in Product Development Programs

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The company’s licensee, AnGes MG, Inc. (AnGes), reported positive results following an interim efficacy evaluation in its Japanese Phase 3 angiogenesis trial of its gene-based Hepatocyte Growth Factor (HGF) product candidate in patients with advanced peripheral arterial disease (PAD). Based on the recommendation of an Independent Data Monitoring Committee, AnGes ended the trial early and is preparing an application for Japanese marketing approval.

•
Vical announced in July the enrollment of the 20th hematopoietic stem cell transplant recipient in the company’s Phase 2 trial of a DNA vaccine against cytomegalovirus (CMV). After the 20th recipient’s two-month follow-up visit, an independent data safety monitoring board will conduct an interim evaluation of safety data for all subjects enrolled in the trial.

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The company has initiated 30 of up to 60 planned clinical sites for the AIMM (Allovectin-7® Immunotherapeutic for Metastatic Melanoma) Phase 3 pivotal trial of the Allovectin-7® cancer immunotherapeutic as first-line therapy in chemotherapy-naïve patients with recurrent Stage III or IV metastatic melanoma. The trial is being funded by AnGes under a collaborative agreement with Vical.

•
During the second quarter, the company completed the final contract manufacturing and shipment of HIV vaccine bulk DNA under a $12 million production order for the National Institutes of Health (NIH) for a planned Phase 2b efficacy proof-of-concept trial expected to begin this year with the support of the Partnership for AIDS Vaccine Evaluation (PAVE). The PAVE trial will test a vaccine regimen combining a DNA prime based on Vical’s technology with an adenoviral vector boost in up to 8,500 volunteers at sites in the United States, Africa, the Caribbean and South America to determine its potential to prevent infection or disease progression.

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Vical was awarded a three-year, $6.0 million grant from the National Institute of Allergy and Infectious Diseases (NIAID), part of the NIH, for further development of a DNA vaccine manufacturing process with the potential to produce several million doses of vaccines in a matter of days. By using a cell-free manufacturing process, the company believes that the RapidResponse™ DNA platform can overcome the time, capacity and cost challenges of manufacturing conventional vaccines for diseases such as influenza, which use killed or disabled viruses grown in chicken eggs or via cell culture, requiring months of production time in large, dedicated facilities.

Conference Call
Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, August 7, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial (888) 224-3260, or (913) 905-1086 for international participants, and reference confirmation code 3989047. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 3989047. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical
Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements
This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether Vical or others will continue development of the company’s pandemic influenza or CMV vaccine candidates, the HGF product candidate, Allovectin-7®, the HIV vaccine candidate, the RapidResponse™ DNA vaccine platform, the company’s Vaxfectin™ adjuvant, or any other product candidates being developed by Vical, its collaborators or licensees; whether Vical will begin human testing of its pandemic influenza vaccine as anticipated in the second half of 2007, if at all; whether AnGes will file for marketing approval in Japan; whether the HGF product candidate will be approved in Japan; whether the market for the HGF product will be significant; whether the CMV vaccine will achieve the safety and efficacy endpoints in the Phase 2 trial for stem cell transplant donors and recipients; whether Vical will be able to recruit patients into the AIMM trial as planned, if at all; whether the results from animal trials can be duplicated in human trials; whether the Phase 2b HIV vaccine trial will begin this year, if at all; whether the RapidResponse™ platform will produce several million doses of vaccines in a matter of days and overcome the time, capacity and cost challenges of manufacturing conventional vaccines; whether the company will receive all, if any, of the RapidResponse™ grant funding; whether the company’s pandemic influenza or CMV vaccine candidates, the HGF product candidate, Allovectin-7®, the HIV vaccine candidate, the RapidResponse™ DNA vaccine platform, the company’s Vaxfectin™ adjuvant, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; the timing, nature and cost of clinical trials; whether the company will achieve levels of revenues and control expenses to meet projected financial performance; and additional risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

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Vical/page 2
 VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2007	2006	2007	2006

Revenues:
Contract and grant revenue	$2,980	$7,100	$3,830	$12,679
License and royalty revenue	131	156	536	192
Total revenues	3,111	7,256	4,366	12,871
Operating expenses:
Research and development	5,859	4,171	11,734	8,815
Manufacturing and production	4,216	4,499	8,163	8,051
General and administrative	2,340	2,406	4,633	4,848
Total operating expenses	12,415	11,076	24,530	21,714
Loss from operations	(9,304)	(3,820)	(20,164)	(8,843)
Net investment income	1,107	576	2,370	1,126
Net loss	$(8,197)	$(3,244)	$(17,794)	$(7,717)
Basic and diluted
net loss per share	$(0.21)	$(0.11)	$(0.45)	$(0.27)
Shares used to calculate basic
and diluted net loss per share	39,191	28,817	39,186	28,555

Balance Sheets	June 30,	December 31,
(in thousands)	2007	2006
Assets:
Cash, cash equivalents, and marketable securities	$82,153	$100,393
Other current assets	4,340	5,049
Total current assets	86,493	105,442
Property and equipment, net	13,031	13,500
Other assets	5,899	6,307
Total assets	$105,423	$125,249

Liabilities and stockholders' equity:
Current liabilities	$5,500	$8,153
Long-term obligations	2,735	2,973
Stockholders' equity	97,188	114,123
Total liabilities and stockholders' equity	$105,423	$125,249

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